Exhibit 10.16

MASTERCARD INTERNATIONAL INCORPORATED

DEFERRAL  P L A N

As Amended and Restated Effective as of January 1, 2003

FOREWORD

Effective as of September 30, 1998, MasterCard International Incorporated (the “Company”) adopted the MasterCard International Incorporated Deferral Plan (the “Plan”) for the benefit of non-employee members of its Global Board of Directors and its U.S. Board of Directors, and a select group of management or highly compensated employees. The Plan was amended and restated effective as of January 1, 2000, as of August 1, 2000, as of July 25, 2001, and as of January 1, 2003. The Plan is intended to be an unfunded plan of deferred compensation. The purpose of the Plan is to permit the Directors and a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, to defer, pursuant to the provisions of the Plan, a portion of certain items of income otherwise payable to them.

ARTICLE 1

DEFINITIONS

          1.1 “Additional Deferral Election” means the election by a Participant under Section 3.4(b) to further defer distribution from his or her Deferred Account.

          1.2 “Affiliated Employer” means (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which includes the Company, (ii) any trade or business (whether or not incorporated), which is under common control (as defined in Section 414(c) of the Code) with the Company, (iii) any organization (whether or not incorporated) which is a member of an affiliated services group (as defined in Section 414(m) of the Code) which includes the Company, and (iv) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

          1.3 “Board” means the Global Board of Directors of the Company.

          1.4 “Bonus” means the amount of an Executive’s annual bonus under the Company’s Annual Incentive Compensation Plan.

          1.5 “Change in Control” means:

               (a) if (i) at any time three stockholders have become entitled to cast at least 45 percent of the votes eligible to be cast by all the stockholders of MasterCard Incorporated on any issue, (ii) at any time, a plan or agreement is approved by the stockholders of MasterCard Incorporated to sell, transfer, assign, lease or exchange (in one transaction or in a series of transactions) all or substantially all of the Company’s or MasterCard Incorporated’s assets, (iii) at any time, a plan is approved by the stockholders of MasterCard Incorporated for the sale, liquidation or dissolution of the Company or MasterCard Incorporated or (iv) at any time MasterCard Incorporated shall cease to be the sole class B member of the Company or otherwise cease to control substantially all voting rights in the Company. The foregoing notwithstanding, a reorganization in which the stockholders of MasterCard Incorporated continue to have all of the ownership rights in the continuing entity shall not in and of itself be deemed a “Change in Control” under (ii), (iii) and/or (iv);

               (b) the approval by the stockholders of MasterCard Incorporated of (i) any consolidation or merger of MasterCard Incorporated in which MasterCard Incorporated is not the continuing or surviving corporation or pursuant to which shares of stock of MasterCard Incorporated would be converted into cash, securities or other property, other than a merger in which the holders of the stock immediately prior to the merger will have the same proportionate ownership interest (i.e., still own 100% of total) of common stock of the surviving corporation immediately after the merger;

               (c) any “person” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than MasterCard Incorporated or a subsidiary or employee benefit plan or trust maintained by MasterCard Incorporated any of its subsidiaries, becoming (together with its “affiliates” and “associates”, as defined in Rule 12b-2 under the Exchange Act) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than twenty-five percent (25%) of the stock of MasterCard Incorporated outstanding at the time, without the prior approval of the board of directors of MasterCard Incorporated; or

               (d) a majority of the voting directors of MasterCard Incorporated proposed on a slate for election by stockholders of MasterCard Incorporated are rejected by a vote of such stockholders.

          1.6 “Change-of-Form Election” means the election by a Participant under Section 3.4(a) to change the Form of Distribution with respect to the portion of his or her Deferred Account with the same Deferral Period.

          1.7 “Change-of-Investment Return Election” means the election by a Participant under Section 3.5(b) to change the Investment Return to be earned on the balance in his or her Deferred Account.

          1.8 “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

          1.9 “Compensation Committee” means the Compensation Committee of the Board.

          1.10 “Committee” means the committee that is responsible for administering the Plan. Unless the composition of the Committee is otherwise changed by the Compensation Committee, the Committee shall consist of the following three officers of the Company: the Executive Vice President of Central Resources, the General Counsel, and the Senior Vice President, Benefits and Compensation.

          1.11 “Company” means MasterCard International Incorporated.

          1.12 “Deferrable Savings Plan Salary” means the portion of an Executive’s Salary from which such Executive could elect to defer an amount to the MasterCard International Savings Plan that would entitle the Executive to receive the maximum matching contribution under that plan. An Executive’s Deferrable Savings Plan Salary shall be determined without regard to such Executive’s actual deferral elections made or to be made under the MasterCard International Savings Plan.

          1.13 “Deferral Election” means that separate notice, provided in a form prescribed by the Committee, that indicates a Participant’s Deferred Bonus Election, Deferred Long Term Incentives Election, Deferred Salary Election, Deferred Fee Election, and/or Deferred Retainer Election.

          1.14 “Deferral Period” means the period of time over which a Participant elects, or is mandated by the Plan or an amendment thereto, to defer receipt of Salary, Bonus, Long Term Incentives, Fees, or Retainers pursuant to Section 3.1(e) and 3.2(e).

          1.15 “Deferral Period Election” means the election by a Participant under Section 3.1(e) or 3.2(e) of the Deferral Period to apply to the Participant’s Deferral Election.

          1.16 “Deferred Account” means the bookkeeping entry established on behalf of a Participant with respect to Deferral Elections under this Plan, which shall reflect a Participant’s Salary deferrals, Bonus deferrals, Long Term Incentive deferrals, Fee deferrals, Retainer deferrals, and Non-Elective Deferrals, together with any adjustments for earnings and losses and any payments. For purposes herein, Deferred Accounts shall also include any separate subaccounts that may be established under a Participant’s Deferred Account to the extent necessary for the administration of the Plan.

          1.17 “Deferred Bonus Election” means the election by an Executive under Section 3.2 to defer until a later year receipt of some of his or her Bonus.

          1.18 “Deferred Fee Election” means the election by a Director under Section 3.1 to defer until a later year receipt of some or all of his or her Fees.

          1.19 “Deferred Long Term Incentives Election” means the election by an Executive under Section 3.2 to defer until a later year receipt of some of his or her Long Term Incentives.

          1.20 “Deferred Retainer Election” means the election by a Director under Section 3.1 to defer until a later year receipt of some or all of his or her Retainer.

          1.21 “Deferred Salary Election” means the election by an Executive under Section 3.2 to defer until a later year receipt of some of his or her Salary.

          1.22 “Director” means a non-employee member of either the Board or the U.S. Board.

          1.23 “Effective Date” means the effective date of the Plan set forth in Section 6.4.

          1.24 “Employer” means the Company or any Affiliated Employer that adopts the Plan with the approval of the Compensation Committee. Appendix A contains a list of each Employer.

          1.25 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          1.26 “Executive” means an employee of an Employer who serves at the level of Executive Vice President or higher. In the event the Committee, pursuant to

Section 2.1(b), or the Compensation Committee, pursuant to Section 2.1(c)(ii), expands the group of employees eligible to participate in the Plan, the term Executive will be defined to include that group of employees.

          1.27 “Fees” means the amount of a Director’s fees which are paid for attending meetings of the Board, the U.S. Board, or committees of the Board or the U.S. Board and/or for chairing any such committee meeting.

          1.28 “Form of Distribution” means the term and frequency over which distributions from a Participant’s Deferred Account will be paid pursuant to Section 3.6(b).

          1.29 “Form of Distribution Election” means the election by a Participant under Section 3.1(f) or 3.2(f) of the Form of Distribution to apply to a Participant’s Deferral Election.

          1.30 “Investment Return” means the amounts that are credited to (or charged against, as the case may be) a Participant’s Deferred Account from time to time pursuant to Section 3.5.

          1.31 “Investment Return Options” means the investment funds, indices or crediting rates selected by the Committee that serve as a means to measure increases or decreases in value with respect to a Participant’s Deferred Account pursuant to Section 3.5.

          1.32 “Investment Return Option Election” means the election by a Participant under Section 3.1(g) or 3.2(g) of the Investment Return Option(s) to apply to the Participant’s Deferral Election.

          1.33 “Long Term Incentives” means the amount earned and payable under the Company’s Executive Incentive Plan.

          1.34 “Non-Elective Deferral” means an amount awarded by the Company under Section 3.3.

          1.35 “Participant”means a Director or an Executive who is both eligible to participate and who has elected to participate in the Plan as evidenced by submission and acceptance of a Deferral Election under Section 3.1 or 3.2, respectively.

          1.36 “Plan” means the MasterCard International Incorporated Deferral Plan, as from time to time amended.

          1.37 “Qualified Retirement” means termination from service by an Executive occurring on or after the earliest of: (i) attaining age 65 while in service, (ii) attaining age 60 while in service and completing five years of service, and (iii) attaining age 55 while in service and completing ten years of service.

          1.38 “Retainer” means the amount of a Director’s fixed annual fees which are paid for being a member of either the Board or the U.S. Board.

          1.39 “Salary” means the amount of an Executive’s regular annual base salary.

          1.40 “U.S. Board” means the U.S. Board of Directors of the Company.

ARTICLE 2

PARTICIPATION

          2.1 Participation

               (a) Participation in the Plan shall be limited to an individual who, as of the Effective Date of the Plan and/or any subsequent first day of any month, is:

                    (i) a Director, as defined in Section 1.22, or

                    (ii) an Executive, as defined in Section 1.26.

               (b) The Committee may, consistent with Company policy, expand the group of employees eligible to participate in the Plan so as to include selected employees of an Employer, who serve at the level of Senior Vice President and/or Vice President, and may designate that those employees are eligible to participate only with respect to a limited category or categories of income.

               (c) The Compensation Committee may, consistent with Company policy:

                    (i) designate as ineligible, or as ineligible with respect to a specified category or categories of compensation, particular individuals or groups of individuals who otherwise would be eligible under Section 2.1(a) or (b); or

                    (ii) designate as eligible, or as eligible with respect to a specified category or categories of compensation, particular individuals or groups of individuals who otherwise would be ineligible under Section 2.1(a) or (b).

               (d) Neither the Committee, pursuant to Section 2.1(b), nor the Compensation Committee, pursuant to Section 2.1(c), shall expand the eligible employees beyond a select group of management or highly-compensated employees within the meaning of Title I of ERISA.

ARTICLE 3

DEFERRAL ELECTIONS, ACCOUNTS, AND DISTRIBUTIONS

          3.1 Directors’ Deferral Elections.

               (a) An individual who is eligible to participate in this Plan in accordance with Section 2.1(a)(i) or Section 2.1(c)(ii) is entitled to make an election, pursuant to this Section 3.1, to defer all or part of his or her Retainer and/or his or her Fees; provided, however, that if the individual has been designated as eligible to participate in the Plan only with respect to a limited category or categories of compensation, that individual is entitled to make an election only with respect to that limited category or categories of compensation.

               (b) A Director’s Deferral Election shall be made in a written or electronic form prescribed by the Committee and furnished by the Committee or its delegate. Any such Deferral Election shall apply only to the Director’s Retainer or Fees, as the case may be, otherwise payable in the particular calendar year specified in the election. A Participant may elect to defer portions of his or her Annual Retainer and/or Fees (in 5% increments), the minimum and maximum limits of which will be prescribed by the Committee.

               (c) A Director’s Deferral Election with respect to payments for a particular calendar year must be made on or before the December 31 preceding such calendar year or, in the case of a newly-elected or newly-eligible Director, no later than thirty (30) days following the date on which he or she becomes eligible to participate in the Plan pursuant to Section 2.1(a) or (c). In the year the Plan is first put into effect, the Deferral Elections must be made within thirty (30) days of the Effective Date. In the case of the first Plan year or a newly-elected or newly-eligible Director, a Deferral Election shall apply only to amounts that are both paid after the date the election is made and earned for services performed after the date the election is made. Once made, a Deferral Election under this Section 3.1 cannot be changed or revoked.

               (d) Retainers and Fees deferred pursuant to this Section 3.1 shall be credited to the Participant’s Deferred Account (or, if none, to a new such account established in the Participant’s name) as of the date on which the Retainer or Fees, as the case may be, would otherwise have been paid.

               (e) Deferral Period. A Director who makes a Deferral Election with respect to Retainer and/or Fees shall, at the time of such election, submit a Deferral Period Election that indicates when payment of such deferred Retainer and/or Fees and any Investment Return credited thereon pursuant to Section 3.5 shall commence. Such Deferral Period Election shall be (i) January 15, 2011, January 15, 2016, or such other dates falling in five year increments from January 15, 2011, or January 15, 2016, as allowed by the Committee, or (ii) the date the Participant ceases to serve as a Director. If no Deferral Period Election is made, the Deferral Period Election shall be deemed to be the date the Participant ceases to serve as a Director. Except as otherwise provided in Section 3.4(b), such Deferral Period Election shall not be changed or revoked.

               (f) Form of Distribution. A Director who makes a Deferral Election with respect to Retainer and/or Fees shall, at the time of such election, submit a Form of Distribution Election that indicates the manner in which balances will be distributed. Such Form of Distribution Election shall be (i) a lump sum payment, (ii) in five approximately equal annual installments, or (iii) in ten approximately equal annual installments. A separate Form of Distribution Election may be made with respect to each Deferral Period Election as provided under Section 3.1(e), provided, however, that if no Form of Distribution Election is made, such election shall be deemed to be lump sum. Except as otherwise provided in Section 3.4(a), such Form of Distribution Election shall not be changed or revoked.

               (g) Investment Return. A Director who makes a Deferral Election with respect to Retainer and/or Fees shall, at the time of such election, submit Investment Return Option Elections indicating the Investment Return Options to be used to determine the Investment Return to be credited to his or her Deferred Account as provided under Section 3.5. Separate Investment Return Option Elections may be made with respect to each Deferral Period Election as provided under Section 3.1(e), provided that each Investment Return Option allocated in such election must be in increments of 5%. If no Investment Return Election is made, the Investment Return credited will be based on the return earned by the money market or equivalent fund within the Investment Return Options selected by the Committee. Except as provided in Section 3.5(b), such Investment Return Option Elections shall not be changed or revoked.

          3.2 Executives’ Deferral Elections

               (a) An individual who is eligible to participate in this Plan in accordance with Section 2.1(a)(ii), Section 2.1(b), or Section 2.1(c)(ii), is entitled to make an election to defer his or her Salary, Bonus, and Long Term Incentives, as provided in this Section 3.2; provided, however, that if the individual has been designated as eligible to participate only with respect to a limited category or categories of compensation, that individual is entitled to make an election only with respect to that limited category or categories of compensation.

               (b) Deferral Elections with respect to Salary, Bonus, and Long Term Incentives shall be made in a written or electronic form prescribed by the Committee and furnished by the Committee or its delegate. A Deferred Salary Election, Deferred Bonus Election, and/or Deferred Long Term Incentives Election shall apply only to the Executive’s Salary, Bonus, or Long Term Incentives, as the case may be, otherwise payable in the particular calendar year specified in the election. A Participant may elect to defer a minimum of 10% or more each of his or her Deferrable Savings Plan Salary, Bonus, and/or Long Term Incentives (in 5% increments), subject to limits on the maximum deferrable percentage established by the Committee from time to time.

               (c) A Deferred Salary Election with respect to payments for a particular calendar year must be made on or before the December 31 preceding the commencement of such calendar year (or, in the case of a new or newly-eligible Executive, no later than thirty (30) days after the Executive becomes eligible to participate in the Plan pursuant to Section 2.1 or, in the case of the first Plan Year, within thirty (30) days of the Plan’s Effective Date) and, once made, cannot be changed or revoked. In the case of the first Plan year or a new or newly eligible Executive, the Deferred Salary Election will apply only to amounts that are both paid after the election is made and earned for services performed after the election is made. Salary deferred pursuant to this Section 3.2 shall be credited to the Executive’s Deferred Account (or, if none, to a new such account established in the Executive’s name) as of each payroll period of the calendar year to which it pertains. The amount of Salary that is deferred pursuant to this Deferred Salary Election will reduce the Executive’s Salary proportionately throughout the year or, in the case of the first Plan year or a new or newly eligible Executive, throughout the portion of the year to which the Deferred Salary Election is applicable.

               (d) A Deferral Election with respect to Bonus or Long Term Incentives to be paid in a particular calendar year must be made on or before the August 31 preceding the commencement of such calendar year and, once made, cannot be changed or revoked. Bonus and Long Term Incentives deferred pursuant to this Section 3.2 shall be credited to the Executive’s Deferred Account (or, if none, to a new such account established in the Executive’s name) as of the date on which it otherwise would have been paid.

               (e) Deferral Period. An Executive who makes a Deferral Election with respect to Salary, Bonus and/or Long Term Incentives shall, at the time of such election, submit a Deferral Period Election that indicates when payments of such deferred Salary, Bonus and/or Long Term Incentives and any Investment Return credited thereon pursuant to Section 3.5 shall commence. Such Deferral Period Election shall be: (i) January 15, 2011, January 15, 2016, or such other dates falling in five year increments from January 15, 2011, or January 15, 2016, as allowed by the Committee, or (ii) the Executive’s Qualified Retirement. If no Deferral Period Election is made, the Deferral Period Election shall be deemed to be Qualified Retirement. Except as otherwise provided in Section 3.4(b), such election shall not be changed or revoked.

               (f) Form of Distribution. An Executive who makes a Deferral Election with respect to Salary, Bonus, and/or Long Term Incentives shall, at the time of such election, submit a Form of Distribution Election that indicates the period and frequency of payments. Such Form of Distribution Election shall be (i) a lump sum payment, (ii) in five approximately equal annual installments, or (iii) in ten approximately equal annual installments. A separate Form of Distribution Election may be made with respect to each Deferral Period Election as provided under Section 3.2(e), provided, however, that if no Form of Distribution Election is made, such election shall be deemed to be lump sum. Except as otherwise provided in Section 3.4(a), such Form of Distribution Election shall not be changed or revoked.

               (g) Investment Return Options. An Executive who makes a Deferral Election with respect to Salary, Bonus and/or Long Term Incentives shall, at the time of such election, submit Investment Return Option Elections indicating the Investment Return Options to be used to determine the Investment Return to be credited to his or her Deferred Account as provided under Section 3.5. Separate Investment Return Option Elections may be made with respect to each Deferral Period Election as provided under Section 3.2(e), provided that each Investment Return Option allocated in such election must be in increments of 5%. If no Investment Return Election is made, the Investment Return credited will be based on the return earned by the money market or equivalent fund within the Investment Return Options selected by the Committee. Except as provided in Section 3.5(b), such Investment Return Option Elections shall not be changed or revoked.

          3.3 Non-Elective Deferral

               The Company may, in its sole discretion award to a Participant Non-Elective Deferral Amounts. Except as otherwise provided in this Plan or a written agreement between the Company and the Participant any such award shall be subject to the terms and conditions as amounts credited to a Participant’s Deferred Account pursuant to a Deferral Election.

          3.4 Change-of-Form Elections and Additional Deferral Elections

               (a) Any Participant who has made a Deferral Election may make an additional election to change the Form of Distribution. Any such Change-of-Form Election(s) is permitted with respect to the portion of the balance in a Deferred Account that shares the same Deferral Period Election under Section 3.1(e) or 3.2(e). The Form of Distribution may be changed to one of the three acceptable forms of distributions under Section 3.1(f) or 3.2(f). No such Change-of-Form Election will be effective with respect to any such balance in any Participant’s Deferred Account unless made six months or more before the date, as elected under Section 3.1(e) or 3.2(e), to which the portion of the Deferred Account is to be deferred (determined without regard to the date the balance in the Deferred Account is actually distributed pursuant to Section 3.6) and subject to the requirement of Section 3.7(f).

               (b) Any Participant who has made a Deferral Period Election may make an additional election to change the initial starting date for distributions of the balance in his or her Deferred Account. Separate Additional Deferral Elections may be made with respect to each portion of the balance in a Deferred Account that is attributable to Deferral Elections with the same elected Deferral Period and Form of Distribution. The Additional Deferral Election(s) may change the initial starting date for distributions to any of the Deferral Period options as provided under Section 3.1(e) or 3.2(e); provided, however, that only one such Additional Deferral Election may be made with respect to any such balance in any Deferred Account and further provided, however, that no such Additional Deferral Election shall be effective with respect to any such balance in any Participant’s Deferred Account unless made six months or more before the date, as elected under Section 3.1(e) or 3.2(e), to which the portion of the Deferred

Account is to be deferred (determined without regard to the date the balance in the Deferred Account is actually distributed pursuant to Section 3.6) and subject to the requirements of Section 3.7(f), and further provided, however, that an Additional Deferral Election to change the initial starting date to a date specified in Section 3.1(e)(i) or 3.2(e)(i) may only be made if such specified date is at least three years after the date that such Additional Deferral Election is made.

          3.5 Investment Return on Deferred Accounts and Change-of-Investment Return Election

               (a) The Committee or its delegate shall credit the entire balance in each Participant’s Deferred Account during the year with an Investment Return, in accordance with the Participant’s Investment Return Option Elections pursuant to Section 3.1(g) or 3.2(g) hereunder. Such balance shall include all Investment Returns credited to the Deferred Account in previous years.

               (b) Participants will be entitled to change the Investment Return to be applied to his or her Deferral Account. Separate reallocations may be made with respect to balances attributable to Deferral Elections with the same Deferral Period and same Form of Distribution Election, provided, however, that no more than six (6) changes may be made in any calendar year. Such Change-of-Investment Return Elections shall be made on a written or electronic form to be prescribed and furnished by, or in a manner established by, the Committee or its delegate. Change-of-Investment Return Elections will be effective on a prospective basis only as soon as practicable after the Change-of-Investment Return Election is made.

               (c) Within 60 days following the end of each calendar quarter, the Committee or its delegate shall furnish each Participant with a statement of account which shall set forth the balance in the individual’s Deferred Account as of the end of such calendar year, inclusive of cumulative Investment Return.

          3.6 Distributions and Cessation of Deferrals

               (a) Upon occurrence of an event specified in the Participant’s Deferral Period Election, as modified by any applicable subsequent Additional Deferral Election, or, in the event no Deferral Period Election is made, upon the date prescribed in Section 3.1(e) or 3.2(e), the amount of a Participant’s Deferred Account shall be paid or begin to be paid in cash to the Participant or beneficiary, as applicable. Such payment(s) shall be from the general assets of the Company or, in the case of an employee of an Affiliated Employer, from the general assets of the Company or the Affiliated Employer.

               (b) Unless other arrangements are specified by the Committee on a uniform and nondiscriminatory basis, deferred amounts shall be paid at the time and in the form elected by the Participant under Section 3.1 and 3.2 and modified by any applicable subsequent Change-of-Form Elections under Section 3.4, or in the event no Form of Distribution Election is made, in the form prescribed in Section 3.1(f) or Section 3.2(f), provided, however, that (i) in the event of an Executive Participant’s termination of employment for any reason other than Qualified Retirement on or after January 1, 2003, including his or her death, or in the event of a Director Participant’s death, the Participant’s entire Deferred Account balance shall be valued and distributed in a lump sum as soon as practicable, notwithstanding the Participant’s Form of Distribution Elections then in effect; (ii) annual installment payments (five or ten, as the case may be) shall be valued and distributed on or about January 15, the first annual installment of which shall postdate the effective date of the event that triggers the commencement of distribution; and (iii) in the event that the present value of a Participant’s remaining annual installments is less than $10,000, the entire remaining balance shall be paid in the form of a lump sum.

               (c) In case of an unforeseeable emergency, a Participant may request the Committee, on a form to be provided by the Committee or its delegate, that payment be made earlier than the date to which it was deferred or that there be a cessation of deferrals under the Plan.

               For purposes of this Section 3.6(c), an “unforeseeable emergency” shall be limited to a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made and a cessation of deferral may not occur to the extent that such hardship is or may be relieved: (i) through reimbursement or compensation by available insurance or otherwise or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Moreover, payment of a deferred amount may not be made ahead of the date to which the amount was deferred to the extent that such hardship is or may be relieved by cessation of deferrals under the Plan.

               The Committee shall consider any requests for payment on the basis of an unforeseeable emergency under this Section 3.6(c) on a uniform and nondiscriminatory basis and in accordance with the standards of interpretation described in section 457 of the Code and the regulations thereunder. In the event there is a payment or a cessation of deferrals under this Section 3.6(c) on the basis of an unforeseeable emergency, the Participant shall be ineligible to make further Deferral Elections for one year from the date of the Committee action approving the payment or cessation of deferral.

               In the event a Participant requests payment from his account earlier than the date to which it was deferred, and it is determined by the Committee that there is no unforeseeable emergency as defined in this section 3.6(c), the Participant may nonetheless receive from his account the payment, reduced by a penalty equal to ten percent of the amount that is requested in advance of the date to which it was deferred, which penalty shall be irrevocably forfeited by the Participant.

               (d) In the event a Participant becomes disabled and receives benefits under an Employer-provided long-term disability plan, previously elected deferrals will cease. The cessation of deferrals will continue during the entire period the Participant receives benefits under the long-term disability plan. Distributions will be made as scheduled and as provided under Section 3.6(b) unless an election is made under Section 3.4(a) to change the Form of Distribution or under Section 3.4(b) to change the Deferral Period, or a request is made under Section 3.6(c) to receive payment as a consequence of an unforeseeable emergency.

               (e) The Company or Employer shall deduct from all payments under the Plan federal, state and local income and employment taxes, as required by applicable law. Amounts deferred will be taken into account for purposes of any tax or withholding obligation under the Federal Insurance Contributions Act and Federal Unemployment Tax Act, not in the year distributed, but at the later of the year the services are performed or the year in which the rights to the amounts are no longer subject to a substantial risk of forfeiture, as required by sections 3121(v) and 3306(r) of the Code and the regulations thereunder. Amounts required to be withheld pursuant to sections 3121(v) and 3306(r) shall be withheld out of other current wages paid by the Employer.

          3.7 General Provisions

               (a) The Company shall make no provision for the funding of any Deferred Accounts payable hereunder that (i) would cause the Plan to be a funded plan for purposes of section 404(a)(5) of the Code or for purposes of Title I of ERISA, or (ii) would cause the Plan to be other than an “unfunded and unsecured promise to pay money or other property in the future” under Treasury Regulations § 1.83-3(e); and, except in the case of a Change in Control, as defined in Section 1.4 above, the Company shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of this paragraph and in Section 3.7(c), the Company, in its sole discretion, may establish one or more grantor trusts described in Treasury Regulations § 1.677(a)-1(d) to accumulate funds to pay amounts under this Plan, provided that the assets of such trust(s) accumulated to pay amounts to Company employees shall be required to be used to satisfy the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency and the assets of such trusts(s) accumulated to pay amounts to employees of an Affiliated Employer shall be required to be used to satisfy the claims of the Company’s and the Affiliated Employer’s general creditors in the event of the Affiliated Employer’s bankruptcy or insolvency. In the case of a Change in Control, the Company shall, subject to the restrictions in this paragraph and in Section 3.7(c), irrevocably set aside funds in one or more such grantor trusts in an amount that is sufficient to pay each Participant (or beneficiary) the net present value as of the date on which the Change in Control occurred, of the benefits to which Participants (or their beneficiaries) who have Deferred Accounts under the Plan would be entitled pursuant to the terms of the Plan.

               (b) In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments from any

Deferred Account, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company and/or the Affiliated Employer, subject to claims of the Company’s and/or the Affiliated Employer’s creditors.

               (c) A person entitled to any amount under this Plan as an Employee of the Company shall be a general unsecured creditor of the Company with respect to such amount. A person entitled to any amount under this Plan as an Employee of an Affiliated Employer shall be a general unsecured creditor of the Company and the Affiliated Employer with respect to such amount. Furthermore, a person entitled to a payment or distribution with respect to a Deferred Account shall have a claim upon the Company and/or Affiliated Employer only to the extent of the balance in his or her Deferred Account.

               (d) The Participant’s beneficiary under this Plan with respect to the balance in his or her Deferred Account shall be the person designated to receive benefits on account of the Participant’s death on a form provided by the Committee.

               (e) All commissions, fees and expenses that may be incurred in operating the Plan and any related trust(s) established in accordance with Section 3.7(a) will be paid by the Company.

               (f) Notwithstanding any other provision of this Plan, elections under this Plan may only be made by Participants while they serve as Directors of the Company or as Executives of an Employer.

          3.8 Non-Assignability

          Participants, their legal representatives and their beneficiaries shall have no right to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Plan, nor shall such interests be subject to attachment, garnishment, levy or execution by or on behalf of creditors of the Participants or of their beneficiaries.

ARTICLE 4

CLAIMS

          4.1 Claims Procedure

          If any Participant or his or her beneficiary has a claim for benefits which is not being paid, such claimant may file with the Committee a written claim setting forth the amount and nature of the claim, supporting facts, and the claimant’s address. The Committee shall notify each claimant of its decision in writing by registered or certified mail within sixty (60) days after its receipt of a claim or, under special circumstances, within ninety (90) days after its receipt of a claim. If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claims review procedure under the Plan.

          4.2 Claims Review Procedure

          A claimant whose claim has been denied, or such claimant’s duly authorized representative, may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty (60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the Plan provisions on which the decision is based. The decision of the Committee shall be final and binding on all parties.

ARTICLE 5

ADMINISTRATION

          5.1 Plan Administrator

               (a) Subject to the express provisions of the Plan, the Committee shall have the exclusive right to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan, including the determination under Section 2.1(b) herein. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company, an Employer, and all persons having or claiming to have any right or interest in or under the Plan.

               (b) The Committee may delegate to such officers, employees or departments of the Company such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (i) interpretation of the Plan, (ii) approval and payment of claims, and (iii) establishment of procedures for administration of the Plan.

               (c) No member of the Committee shall be directly or indirectly responsible or otherwise liable for any action taken or any failure to take action as a member of the Committee, except for such action, default, exercise or failure to exercise resulting from such member’s gross negligence or willful misconduct. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives.

               (d) The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his or her own activities relating to the Committee, except for expenses and liabilities arising out of a member’s gross negligence or willful misconduct.

               (e) The Company shall furnish to the Committee all information the Committee may deem appropriate for the exercise of its powers and duties in the administration of the Plan. The Committee shall be entitled to rely on any information provided by the Company without any investigation thereof.

               (f) No member of the Committee may act, vote or otherwise influence a decision of such Committee relating to his or her benefits, if any, under the Plan.

ARTICLE 6

AMENDMENT, TERMINATION AND EFFECTIVE DATE

          6.1 Amendment of the Plan

          Subject to the provisions of Section 6.3, the Plan may be wholly or partially amended or otherwise modified at any time by written action of the Compensation Committee.

          6.2 Termination of the Plan

          Subject to the provisions of Section 6.3, the Plan may be terminated by written action of the Compensation Committee at any time and in its sole discretion. On termination of the Plan, the Committee may (but shall not be required to) immediately pay out all benefits under the Plan.

          6.3 No Impairment of Benefits

          Notwithstanding the provisions of Sections 6.1 and 6.2, no amendment to or termination of the Plan shall impair any rights to benefits which theretofore accrued hereunder. An immediate payout of all Plan benefits on termination of the Plan, pursuant to Section 6.2, shall not, however, constitute an impairment of any rights or benefits.

          6.4 Effective Date

          The Plan is effective as of September 30, 1998. Unless otherwise stated, amendments to the Plan are effective on approval by the Compensation Committee. The first amendments to the Plan are effective January 1, 2000. The second amended and restated plan is effective August 1, 2000. The Plan’s application to grants under the Company’s Executive Incentive Plan is effective beginning with the grant of Long Term Incentives for the 1999-2001 Performance Period. The amendments approved by the Compensation Committee in June 2003, shall be effective as of January 1, 2003.

APPENDIX A

EMPLOYERS

MasterCard International, Inc.

MasterCard International, LLC